First Capital Invest Corp
c/o Kurt Dalmata
Florastrasse 14
CH-8008 Zurich
Switzerland
+41 44 202 00 80 Tel
+41 44 202 00 82 Fax

July 10th, 2008

Mega Media Group, Inc. Alex Shvarts

1122 Coney Island Avenue Brooklyn, NY 11230
By Fax 646-417-5109

RE: Conversion of Bridge Loan

Dear Mr. Shvarts,

As per the Bridge Loan Agreement dated March 14th, 2007, we are offering to convert the loan plus interest accrued into shares at 10 cents per share. If you so accept please acknowledge and have the shares issued. If you acknowledge and issue the shares then the loan and the accrued interest amounts are considered satisfied in full.

Agreed and Accepted by

/s/ Kurt Dalmata
By: First Capital Invest Corp
Date: July 10th, 2008
Kurt Dalmata

/s/ Alex Shvarts
Mega Media Group, Inc.
Alex Shvarts, CEO

Mega Media Group, Inc

BOARD RESOLUTION APPROVING ISSUANCE OF SHARES

    WHEREAS, this Board of Directors deems it desirable and in the best interests of this corporation to issue shares totaling 2,793,014 in exchange for the conversion of loan and interest for loan with First Capital Invest Corp ("FCIC").

    NOW, THEREFORE, BE IT RESOLVED, that this corporation issue on or about July 11, 2008 Two Million Seven Hundred Ninety-Three Thousand Three and Fourteen Shares (2,729,014) in exchange for satisfaction of the Loan Agreement Dated March 14th, 2007, for the principal of $250,000 and accrued interest of $29,301.37 convertible at a rate of $0.10 per share. This will satisfy in full the entire amount of the loan as per attached agreement.

    RESOLVED FURTHER, that the President or the Chief Financial Officer of this corporation are hereby authorized, directed and empowered to execute, for and on behalf of this corporation and in its name, any and all documents required in connection with the Loan, including but not limited to the Note, substantially in the form attached hereto as Exhibit A, with such changes thereto as the person executing same shall approve, such approval to be conclusively evidenced by the execution and delivery thereof.

    RESOLVED, that the officers of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions.

    RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

Approved July 11, 2008 by:

/s/ Aleksandr Shvarts
Aleksandr Shvarts	Elan Kaufman

/s/ Lev Paukman
Lev Paukman	Kurt Dalmata

Mega Media Group, Inc

BOARD RESOLUTION APPROVING ISSUANCE OF SHARES

    WHEREAS, this Board of Directors deems it desirable and in the best interests of this corporation to issue shares totaling 2,793,014 in exchange for the conversion of loan and interest for loan with First Capital Invest Corp ("FCIC").

    NOW, THEREFORE, BE IT RESOLVED, that this corporation issue on or about July 11, 2008 Two Million Seven Hundred Ninety-Three Thousand Three and Fourteen Shares (2,729,014) in exchange for satisfaction of the Loan Agreement Dated March 14th, 2007, for the principal of $250,000 and accrued interest of $29,301.37 convertible at a rate of $0.10 per share. This will satisfy in full the entire amount of the loan as per attached agreement.

    RESOLVED FURTHER, that the President or the Chief Financial Officer of this corporation are hereby authorized, directed and empowered to execute, for and on behalf of this corporation and in its name, any and all documents required in connection with the Loan, including but not limited to the Note, substantially in the form attached hereto as Exhibit A, with such changes thereto as the person executing same shall approve, such approval to be conclusively evidenced by the execution and delivery thereof.

    RESOLVED, that the officers of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions.

    RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

Approved July 11, 2008 by:

/s/ Elan Kaufman
Aleksandr Shvarts	Elan Kaufman

Lev Paukman	Kurt Dalmata